Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258372
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, par value $0.0001 per share			$100,000,000	$10,910

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 2, 2021)
Up to $100,000,000 of Shares
Common Stock

We have entered into a sales agreement with Cantor Fitzgerald & Co., or Cantor, relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through Cantor, acting as sales agent.
Our common stock is listed on The Nasdaq Global Market under the symbol “VSTM.” On July 29, 2021, the last reported sale price of our common stock was $3.32 per share.
Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cantor will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Cantor will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 2, 2021.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement includes or incorporates by reference important information about us, our common stock, and other matters you should know before investing. You should read this prospectus supplement as well as additional information described under the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision.
You should rely only on this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement or in any free writing prospectus supplement that we may authorize for use in connection with this offering. We have not, and Cantor has not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cantor is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than as of the date of this prospectus supplement or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
References in this prospectus supplement to “Verastem,” the “Company,” “we,” “us,” “our” and similar terms refer to Verastem, Inc. and our subsidiaries on a consolidated basis, as appropriate, unless we state otherwise or the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY
The items in the following summary are described in more detail elsewhere in this prospectus supplement and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. Therefore, you should read the entire prospectus supplement and any free writing prospectus supplement that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus supplement before making any investment decision.
OUR COMPANY
Overview
We are a biopharmaceutical company committed to advancing new medicines for patients battling cancer. Our most advanced product candidates, VS-6766 and defactinib, are being investigated in both preclinical and clinical studies for the treatment of various solid tumors, including, low-grade serious ovarian cancer (LGSOC), non-small cell cancer (NSCLC), colorectal cancer (CRC), pancreatic cancer, uveal melanoma, and endometrial cancer. We believe that these compounds may be beneficial as therapeutics either as single agents or when used together in combination with other agents, other pathway inhibitors or other current and emerging standard of care treatments in cancers that do not adequately respond to currently available therapies.
VS-6766 is a first-in-class small molecule mitogen-activated protein kinase (MEK) and rapidly accelerated fibrosarcoma (RAF) inhibitor. VS-6766 is designed to block both MEK kinase activity and the ability of RAF to phosphorylate. VS-6766 is delivered orally and is designed to be a potential therapy for patients to take at home under the advice of their physician.
Defactinib is a targeted inhibitor of the Focal Adhesion Kinase, or FAK. FAK is a non-receptor tyrosine kinase encoded by the protein tyrosine kinase-2 (PTK-2) gene that is involved in cellular adhesion and, in cancer, metastatic capability. Similar to VS-6766, defactinib is also orally available and designed to be a potential therapy for patients to take at home under the advice of their physician.
Cancer is a group of diseases characterized by the uncontrolled growth and spread of abnormal cells. The American Cancer Society estimated that in the United States in 2020, approximately 1.8 million new cases of cancer will be diagnosed and approximately 600,000 people will die from the disease. Current treatments for cancer include surgery, radiation therapy, chemotherapy, hormonal therapy, immunotherapy, cell therapy, and targeted therapy. Despite years of intensive research and clinical use, current treatments often fail to cure cancer. Cancer remains one of the world’s most serious health problems and is the second most common cause of death in the United States after heart disease.
With the application of new technologies and key discoveries, we believe that we are now entering an era of cancer research characterized by a more sophisticated understanding of the biology of cancer. We believe that the potential of oral, targeted therapies, along with the rapidly advancing field of immunotherapy, or using the body’s immune system to fight cancer present the opportunity to develop more effective cancer treatments. Our focus is targeting cancer cells both directly as well as indirectly by way of the tumor environment to enhance the efficacy of cancer treatment.
Corporate Information
We were incorporated under the laws of the State of Delaware in August 2010. We are headquartered in Needham, Massachusetts, and our principal offices are located at 117 Kendrick Street, Suite 500, Needham, Massachusetts. Our telephone number is (781) 292-4200.

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $100,000,000.
Manner of offering
“At-the-market” offering that may be made from time to time through our sales agent, Cantor. See “Plan of Distribution” on page S-7.
Use of proceeds
If we receive all $100,000,000 of gross proceeds from the sale of the shares of our common stock under this prospectus supplement, we anticipate that our net proceeds, after deducting estimated commissions and expenses payable by us, will be approximately $97.6 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, milestone payments under in-license agreements, and possible acquisitions.. See “Use of Proceeds” on page S-6.
Risk factors
You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.
The Nasdaq Global Market symbol
VSTM
The number of shares of common stock shown above to be outstanding after this offering is based on 172,077,366 shares outstanding as of June 30, 2021, and excludes:
•
12,492,625 shares of our common stock issuable upon the exercise of stock options outstanding under our equity incentive plans, as of June 30, 2021, at a weighted average price of $3.90 per share;

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2,933,455 shares of our common stock issuable pursuant to unvested restricted stock units outstanding as of June 30, 2021;

•
23,486,963 shares of our common stock available for future issuance as of June 30, 2021 under our 2021 equity incentive plan;

•
2,909,796 shares of our common stock available for future issuance as of June 30, 2021 under our inducement plan;

•
1,246,734 shares of our common stock available for future issuance as of June 30, 2021 under our Employee Stock Purchase Plan;

•
8,615,384 shares of our common stock which were issued in July 2021 in exchange for our 2020 issued 5.00% Convertible Senior Notes; and

•
48,154 shares of our common stock reserved for issuance upon the conversion of our 2018 issued 5.00% Convertible Senior Notes due 2048.

RISK FACTORS
You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2020 and in our subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.
Additional Risks Relating to this Offering and Our Common Stock
We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.
We currently intend to use the net proceeds of this offering, if any, for commercial preparation and launch costs, pending successful development and a favorable regulatory outcome for our lead product candidates VS-6766 and defactinib, for the continued clinical development of our lead product candidates and to fund working capital, capital expenditures and other general corporate purposes, which may include milestone payments under in-license agreements, and the possible acquisition or in-license of additional compounds, product candidates or technology. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the other documents we have filed with the SEC that are incorporated by reference herein contain forward-looking statements involving substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Such statements relate to, among other things, the development and commercialization of our product candidates, including VS-6766 and defactinib, and our MEK/RAF and FAK programs generally, the timeline for clinical development, commercialization and regulatory approval of our product candidates, the expected timing for the reporting of data from on-going trials, the structure of our planned or pending clinical trials, additional planned studies, our rights to develop or commercialize our product candidates and our ability to finance contemplated development activities and fund operations for a specified period. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements we make. In particular, you should consider the numerous risks described in the “Risk Factors” section of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, each incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”
As a result of these and other factors, we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. The forward-looking statements contained in this prospectus supplement reflect our views as of the date hereof. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
If we receive all $100,000,000 of gross proceeds from the sale of the shares of our common stock under this prospectus supplement, we anticipate that the net proceeds we will receive from this offering will be approximately $97.6 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The amount of the proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Cantor as a source of financing.
We currently estimate that we will use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, milestone payments under in-license agreements, and possible acquisitions.
This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, we cannot estimate with certainty the amount of net proceeds to be used for the purposes described above, and our management will retain broad discretion over the allocation of the net proceeds from this offering.
Pending our use of the net proceeds from this offering described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Cantor, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $100,000,000 from time to time through Cantor acting as sales agent. The sales agreement has been incorporated by reference as an exhibit to our registration statement on Form S-3 of which this prospectus supplement forms a part.
Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act. We may instruct Cantor not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of common stock upon notice and subject to other conditions.
We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses in an amount up to $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, will be approximately $360,910.
Settlement for sales of shares of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the shares of common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.
The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all the shares of our common stock that are subject to the sales agreement having an aggregate offering price of $100,000,000 or (ii) termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days’ prior notice.
Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.
This prospectus supplement in electronic format may be made available on a website maintained by Cantor, and Cantor may distribute this prospectus supplement electronically.

DESCRIPTION OF COMMON STOCK
The description of our common stock is incorporated by reference to Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 18, 2021.

LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Ropes & Gray LLP, Boston, Massachusetts. Cantor is being represented in connection with this offering by Latham & Watkins LLP, San Diego, California.
EXPERTS
The consolidated financial statements of Verastem, Inc. appearing in Verastem, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.
We maintain a website at www.verastem.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities described in this prospectus supplement. We hereby incorporate by reference the following documents:
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Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 18, 2021;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 8, 2021;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, as filed with the SEC on May 11, 2021, and June 30, 2021, as filed with the SEC on August 2, 2021; and

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Our Current Reports on Form 8-K filed with the SEC on May 20, 2021 and June 24, 2021.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Investor Relations
Verastem, Inc.
117 Kendrick Street, Suite 500
Needham, Massachusetts 02494
(781) 292-4200
Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov.

PROSPECTUS
Common Stock
Preferred Stock
Warrants
Debt Securities

We may offer and sell from time to time, in one or more series or issuances and in an amount and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus.
Our common stock is listed on The Nasdaq Global Market under the symbol “VSTM.” On July 29, 2021, the last reported sale price of our common stock was $3.32 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 2, 2021

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein and therein by reference, together with additional information described under “Where You Can Find More Information” below.
This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
References in this prospectus to “Verastem,” the “Company,” “we,” “us,” “our” and similar terms refer to Verastem, Inc. and our subsidiaries on a consolidated basis, as appropriate, unless we state otherwise or the context otherwise requires.

OUR COMPANY
We are a biopharmaceutical company committed to advancing new medicines for patients battling cancer. Our most advanced product candidates, VS-6766 and defactinib, are being investigated in both preclinical and clinical studies for the treatment of various solid tumors, including, low-grade serious ovarian cancer (LGSOC), non-small cell cancer (NSCLC), colorectal cancer (CRC), pancreatic cancer, uveal melanoma, and endometrial cancer. We believe that these compounds may be beneficial as therapeutics either as single agents or when used together in combination with other agents, other pathway inhibitors or other current and emerging standard of care treatments in cancers that do not adequately respond to currently available therapies.
VS-6766 is a first-in-class small molecule mitogen-activated protein kinase (MEK) and rapidly accelerated fibrosarcoma (RAF) inhibitor. VS-6766 is designed to block both MEK kinase activity and the ability of RAF to phosphorylate. VS-6766 is delivered orally and is designed to be a potential therapy for patients to take at home under the advice of their physician.
Defactinib is a targeted inhibitor of the Focal Adhesion Kinase, or FAK. FAK is a non-receptor tyrosine kinase encoded by the protein tyrosine kinase-2 (PTK-2) gene that is involved in cellular adhesion and, in cancer, metastatic capability. Similar to VS-6766, defactinib is also orally available and designed to be a potential therapy for patients to take at home under the advice of their physician.
Cancer is a group of diseases characterized by the uncontrolled growth and spread of abnormal cells. The American Cancer Society estimated that in the United States in 2020, approximately 1.8 million new cases of cancer will be diagnosed and approximately 600,000 people will die from the disease. Current treatments for cancer include surgery, radiation therapy, chemotherapy, hormonal therapy, immunotherapy, cell therapy, and targeted therapy. Despite years of intensive research and clinical use, current treatments often fail to cure cancer. Cancer remains one of the world’s most serious health problems and is the second most common cause of death in the United States after heart disease.
With the application of new technologies and key discoveries, we believe that we are now entering an era of cancer research characterized by a more sophisticated understanding of the biology of cancer. We believe that the potential of oral, targeted therapies, along with the rapidly advancing field of immunotherapy, or using the body’s immune system to fight cancer present the opportunity to develop more effective cancer treatments. Our focus is targeting cancer cells both directly as well as indirectly by way of the tumor environment to enhance the efficacy of cancer treatment.
We are headquartered in Needham, Massachusetts, and our principal offices are located at 117 Kendrick Street, Suite 500, Needham, Massachusetts. Our telephone number is (781) 292-4200.

RISK FACTORS
Investing in our securities involves a high degree of risk. See “Item 1A — Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Such statements relate to, among other things, the development and commercialization of our product candidates, including VS-6766 and defactinib, and our RAF/MEK and FAK programs generally, the timeline for clinical development, commercialization and regulatory approval of our product candidates, the expected timing for the reporting of data from on-going trials, the structure of our planned or pending clinical trials, additional planned studies, our rights to develop or commercialize our product candidates and our ability to finance contemplated development activities and fund operations for a specified period. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, each incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”
As a result of these and other factors, we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. The forward-looking statements contained in this prospectus reflect our views as of the date hereof. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, milestone payments under in-license agreements, and possible acquisitions. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION
We may sell securities in any of the ways described below or in any combination:
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through one or more underwriters;

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through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

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through one or more agents;

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through registered direct offerings;

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as part of a collaboration with a third party;

•
as part of an acquisition or merger with a third party;

•
through at-the-market issuances;

•
in privately negotiated transactions; or

•
directly to purchasers or to a single purchaser.

The distribution of the securities by us may be effected from time to time in one or more transactions:
•
at a fixed price, or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement will describe the terms of the offering of the securities, including the following, as applicable:
•
the terms of the securities being offered, including the public offering price of the securities and the proceeds to us;

•
the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any options under which underwriters may purchase additional securities from us;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
We may indemnify agents, underwriters, dealers, or other third parties who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these agents, underwriters, dealers, or other third parties may be required to make. Agents, underwriters, dealers and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.
Our common stock is listed on The Nasdaq Global Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.
Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON STOCK
The description of our common stock is incorporated by reference to Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 18, 2021.

DESCRIPTION OF PREFERRED STOCK
Under the terms of our certificate of incorporation, our board of directors is authorized to issue up to 5,000,000 shares of our preferred stock, par value $0.0001 per share, in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. As of June 30, 2021, we had no shares of preferred stock outstanding. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.
If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•
the title and stated value;

•
the number of shares offered, the liquidation preference per share and the purchase price;

•
the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•
the procedures for any auction and remarketing, if any;

•
the provisions for a sinking fund, if any;

•
the provisions for redemption, if applicable;

•
any listing of the preferred stock on any securities exchange or market;

•
whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•
voting rights, if any, of the preferred stock;

•
a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•
the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•
any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•
the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•
if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•
if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•
if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•
any applicable material U.S. federal income tax consequences;

•
the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•
the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•
if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
the anti-dilution provisions of the warrants, if any;

•
any redemption or call provisions;

•
whether the warrants are to be sold separately or with other securities as parts of units; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES
We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may offer under this prospectus debt securities that, unless otherwise specified in the applicable prospectus supplement, will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.
The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
•
the title of the series;

•
the aggregate principal amount;

•
the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•
any limit on the aggregate principal amount;

•
the date or dates on which principal is payable;

•
the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•
the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•
the place or places where principal and, if applicable, premium and interest, are payable;

•
the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•
the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•
whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•
the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•
the currency of denomination;

•
the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•
the provisions, if any, relating to any collateral provided for such debt securities;

•
any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•
any events of default, if not otherwise described below under “Events of Default”;

•
the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•
the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
•
“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•
“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities
If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:
•
the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity treated as a corporation for U.S. federal income tax purposes organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•
immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:
•
we fail to pay any principal or premium, if any, when it becomes due;

•
we fail to pay any interest within 30 days after it becomes due;

•
we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•
certain events involving bankruptcy, insolvency or reorganization of Verastem or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:
•
all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•
all lawful interest on overdue interest and overdue principal has been paid; and

•
the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:
•
the holder gives to the trustee written notice of a continuing event of default;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•
the trustee fails to institute a proceeding within 60 days after such request; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.
We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.
Modification and Waiver
From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•
to provide that the surviving entity following a change of control of Verastem permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•
to provide for certificated debt securities in addition to uncertificated debt securities;

•
to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•
to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•
reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•
reduce the principal of or change the stated maturity of the debt securities;

•
make any debt security payable in money other than that stated in the debt security;

•
change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•
waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•
waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•
take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:
•
to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)
to register the transfer or exchange of such debt securities;

(2)
to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)
to compensate and indemnify the trustee; or

(4)
to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•
to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in an applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:
•
money;

•
U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•
a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
In addition, defeasance may be effected only if, among other things:
•
in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•
in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•
in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•
certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and any applicable supplemental indenture after a covenant defeasance of the indenture and any applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.
The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.
Regarding the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Verastem, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.
We maintain a website at www.verastem.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:
•
Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 18, 2021;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 8, 2021;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, as filed with the SEC on May 11, 2021, and June 30, 2021, as filed with the SEC on August 2, 2021; and

•
Our Current Reports on Form 8-K filed with the SEC on May 20, 2021 and June 24, 2021.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Investor Relations
Verastem, Inc.
117 Kendrick Street, Suite 500
Needham, Massachusetts 02494
(781) 292-4200
Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov.

LEGAL MATTERS
The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Verastem, Inc. appearing in Verastem, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Up to $100,000,000 of Shares
Common Stock

PROSPECTUS SUPPLEMENT

August 2, 2021